UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 27, 2005
Date of Report (Date of earliest event reported)

Matria Healthcare, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)

770-767-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On April 27, 2005 Matria Healthcare, Inc. (the “Company”) mailed a notice of redemption to the holders of its 4.875% convertible senior subordinated notes due 2024 (the “Notes”). On May 27, 2005, the Notes will be redeemed for 100% of the principal amount plus accrued and unpaid interest through the redemption date. In addition, the Company will be required to also pay all noteholders a “Make-Whole Payment” equal to the present value, as of the May 27, 2005 redemption date, of all remaining scheduled interest payments through May 9, 2009. This Make-Whole Payment will be made in cash.

     Unless the Company fails to make the redemption payment, the noteholders’ right to convert the Notes into shares of the Company’s common stock, at a conversion rate of 50.873 shares per $1,000 principal amount (a conversion price of $19.64 per share), will expire on May 26, 2005.

     A copy of the Company’s press release dated April 27, 2005, announcing the proposed redemption is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     The following exhibit is furnished herewith:

99.1	Press Release, dated April 27, 2005

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: May 2, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Press Release, dated April 27, 2005.